Exhibit 20.7
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                           For the Month of January
                    Distribution Date of February 17, 1998
                           Servicer Certificate #10

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $376,878,114.73
Beginning Pool Factor                                           0.7726986

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $15,602,444.75
     Interest Collected                                     $3,185,776.26

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $670,263.72
Total Additional Deposits                                     $670,263.72

Repos / Chargeoffs                                          $1,027,934.74
Aggregate Number of Notes Charged Off                                  90

Total Available Funds                                      $19,458,484.73

Ending Pool Balance                                       $360,247,735.24
Ending Pool Factor                                              0.7386020

Servicing Fee                                                 $314,065.10

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $20,326,326.59
     Target Percentage                                               5.25%
     Target Balance                                        $18,913,006.10
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                   ($1,413,320.49)
     Ending Balance                                        $18,913,006.10

Current Weighted Average APR:                                      10.179%
Current Weighted Average Remaining Term (months):                   40.66

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $2,461,689.02      1,912
                                31 - 60 days            $595,059.99        494
                                60+  days               $212,753.06        113

     Total:                                           $3,269,502.07      1,929

     Balances:                  60+  days             $4,970,294.66        113

Memo Item - Reserve Account
     Prior Month                                     $19,786,101.02
+    Invest. Income                                      $87,915.46
+    Excess Serv.                                       $452,310.11
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $20,326,326.59


Exhibit 20.7
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  January

                                                                           NOTES
                                                        (Money Market)
                                            TOTAL        CLASS A - 1        CLASS A - 2        CLASS A - 3       CLASS B NOTES
                                     $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                     0.00%            100.00%              0.00%             0.00%
     Coupon                                                      5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance               $376,878,114.73
Ending Pool Balance                  $360,247,735.24

Collected Principal                   $15,602,444.75
Collected Interest                     $3,185,776.26
Charge - Offs                          $1,027,934.74
Liquidation Proceeds / Recoveries        $670,263.72
Servicing                                $314,065.10
Cash Transfer from Reserve Account             $0.00
Total Collections Available
  for Debt Service                    $19,144,419.63

Beginning Balance                    $376,878,114.73              $0.00    $183,378,114.73    $176,000,000.00    $17,500,000.00

Interest Due                           $2,061,730.03              $0.00        $970,375.86        $990,000.00       $101,354.17
Interest Paid                          $2,061,730.03              $0.00        $970,375.86        $990,000.00       $101,354.17
Principal Due                         $16,630,379.49              $0.00     $16,630,379.49              $0.00             $0.00
Principal Paid                        $16,630,379.49              $0.00     $16,630,379.49              $0.00             $0.00

Ending Balance                       $360,247,735.24              $0.00    $166,747,735.24    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                   0.0000             0.7528             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                   $18,692,109.52              $0.00     $17,600,755.35        $990,000.00       $101,354.17

Interest Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                            $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                           $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                         $452,310.11
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance        $20,326,326.59
(Release) / Draw                      ($1,413,320.49)
Ending Reserve Acct Balance           $18,913,006.10


Exhibit 20.7
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  January


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   5                  4                  3                  2                   1
                                Sep-97             Oct-97              Nov-97            Dec-97             Jan-98
Beginning Pool Balance      $429,123,844.62    $417,523,393.85    $403,038,476.23    $391,635,519.65    $376,878,114.73

A)   Loss Trigger:
Principal of Contracts
  Charged Off                   $646,660.05        $752,002.24        $792,482.49        $726,667.97      $1,027,934.74
Recoveries                      $604,242.84      $1,104,366.34        $562,328.56        $504,699.03        $670,263.72

Total Charged Off (Months 5, 4, 3)               $2,191,144.78
Total Recoveries (Months 3, 2, 1)                $1,737,291.31
Net Loss / (Recoveries) for 3 Mos                  $453,853.47 (a)

Total Balance (Months 5, 4, 3)               $1,249,685,714.70 (b)

Loss Ratio Annualized  [(a/b) * (12)]                  0.4358%

Trigger:  Is Ratio > 1.5%                                  No
                                                                       Nov-97            Dec-97             Jan-98

B)   Delinquency Trigger:                                           $3,099,758.74      $4,725,265.60      $4,970,294.66
     Balance delinquency 60+ days                                        0.76910%           1.20655%           1.31881%
     As % of Beginning Pool Balance                                      0.83122%           0.81744%           1.09815%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     3.8777%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer